UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2012

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                 Entry Into a Material Definitive Agreement.

On July 31, 2012, Glimcher Realty Trust (the “Registrant”) and Glimcher Properties Limited Partnership (the “Partnership”) entered into an Equity Distribution Agreement (the “Merrill Lynch Equity Distribution Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), to sell the Registrant’s common shares of beneficial interest, par value $0.01 per share (the “Securities”), having an aggregate sale price of up to $200,000,000, from time to time through the Registrant’s existing “at the market” equity offering program under which Merrill Lynch will act as a sales agent.

On July 31, 2012, the Registrant and the Partnership also entered into amendments (the “Amendments,” and together with the Merrill Lynch Equity Distribution Agreement, the “Agreements”) to Equity Distribution Agreements, dated May 16, 2011, as further amended December 20, 2011, with each of KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC (together with Merrill Lynch, the “Sales Agents”), to sell the Securities.  The sole purpose of the Amendments was to reference Merrill Lynch as an additional sales agent under the “at the market” equity offering program.  The Registrant has offered and sold an aggregate of $146,763,297 of the Securities through the “at the market” program, with approximately $53,236,703 remaining available for offer and sale.  Further details regarding the Equity Distribution Agreements and the “at the market” program equity offering are set forth in the Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2011 and December 20, 2011, each of which is incorporated herein by reference.

The Sales Agents and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services to the Registrant from time to time for which they have received, and may in the future receive, customary fees and expenses.  In addition, KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., serves as administrative agent under the Registrant’s corporate credit facility and KeyBanc Capital Markets Inc. serves as lead arranger and book manager.  Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, serves as co-syndication agent and is a lender under the Registrant’s corporate credit facility.  Merrill Lynch serves as joint lead arranger under the Registrant’s corporate credit facility and Bank of America, N.A., an affiliate of Merrill Lynch, serves as co-syndication agent and is a lender under the Registrant’s corporate credit facility.  To the extent any proceeds from the sale of the Securities are used to reduce amounts outstanding under the Registrant’s corporate credit facility, such Sales Agents and their affiliates will receive a portion of such proceeds.

The Securities will be issued pursuant to the Registrant’s shelf registration statement on Form S-3 (File No. 333-172462). On July 31, 2012, the Registrant filed with the Commission a prospectus supplement in connection with the offer and sale of the Securities, which superseded all prior prospectus supplements filed by the Registrant with the Commission in connection with prior sales.

Copies of the Agreements are attached to this Current Report on Form 8-K as Exhibits 1.1, 1.2 and 1.3, and are incorporated by reference herein.  The foregoing description of the material terms of the Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01.                 Other Events.

On July 31, 2011, the Registrant announced the public offering of its Series H Cumulative Redeemable Preferred Stock.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.                 Financial Statements and Exhibits.

(d)           Exhibits

1.1	Equity Distribution Agreement, dated July 31, 2012, among the Registrant and the Partnership, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand.

1.2	Amendment No. 2 to Equity Distribution Agreement, dated July 31, 2012, among the Registrant and the Partnership, on the one hand, and KeyBanc Capital Markets Inc., on the other hand.

1.3	Amendment No. 2 to Equity Distribution Agreement, dated July 31, 2012, among the Registrant and the Partnership, on the one hand, and Wells Fargo Securities, LLC, on the other hand.

99.1	Press Release dated July 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: July 31, 2012	By:	/s/ George A. Schmidt
George A. Schmidt
Executive Vice President of Development, General Counsel and Secretary